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                                                                    EXHIBIT 4(F)

            INCORPORATED UNDER THE LAWS OF THE STATE OF RHODE ISLAND

                          FLEET FINANCIAL GROUP, INC.

                                PREFERRED STOCK
                    WITH CUMULATIVE AND ADJUSTABLE DIVIDENDS

     This is to certify that                                      is the owner
of           fully paid and non-assessable shares of the Preferred Stock with
Cumulative and Adjustable Dividends of Fleet Financial Group, Inc., transferable on the books of the Corporation in person or by attorney upon surrender of this Certificate duly endorsed or assigned. This Certificate and the Shares represented thereby are subject to the laws of the State of Rhode Island and to the provisions of the Restated Articles of Incorporation and the Bylaws of the Corporation as from time to time amended.

     This Certificate is not valid unless countersigned by the Transfer Agent. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

- ---------------------------------------------     ---------------------------------------------
Chief Executive Officer and President             Secretary

COUNTERSIGNED:

FLEET NATIONAL BANK

By
   ------------------------------------------------------
   Authorized Officer

- --------------------------------------------------------------------------------
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                                   [REVERSE]

                          FLEET FINANCIAL GROUP, INC.

     The Corporation is authorized to issue Preferred Stock and Common Stock. The Preferred Stock may be divided into and issued in one or more series, having such preferences, voting powers, qualifications and special and relative rights as may be established by the Board of Directors from time to time. The Corporation will furnish to the holder hereof upon written request and without charge a copy of the full text, as set forth in the Corporation's Restated Articles of Incorporation, of the preferences, voting powers, qualifications and special and relative rights of the shares of each class (and each series of a class, if any) of its capital stock authorized to be issued as of the date of such request. Requests for such copies should be directed to the office of the Secretary of the Corporation or to the Transfer Agent named on the face of this Certificate.

     The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  --   as tenants in common
TEN ENT  --   as tenants by the entireties
JT TEN   --   as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT --  _________________________ Custodian _____________________
                              (Cust)                           (Minor)
                      under Uniform Gift to Minors Act  ________________
                                                            (State)

     Additional abbreviations may also be used though not in the above list

     For value received, __________________________________ hereby sell, assign and transfer unto _____________________ (please insert social security or other identifying number of assignee)

________________________________________________________________________________

_______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

_________ Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ___________________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ___________________________

                         _______________________________________________________

Notice: The signature to this Assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement, or any change whatever.